SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) October 22, 1997


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated October 22, 1997
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




October 22, 1997









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                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               October 22, 1997.














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                                                     EXHIBIT 99




                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



        Wilmington, Del., Oct. 22 -- DuPont reported third quarter earnings, before nonrecurring charges, of $.86 per share, compared to $.84 per share in the third quarter of 1996.
        A net loss of $17 million, or $.02 per share, was recorded after reflecting net charges for nonrecurring items of $998 million, or $.88 per share. Nonrecurring items are principally the previously announced write-off of acquired in-process research and development associated with the acquisition of a 20 percent interest in Pioneer Hi-Bred International, Inc., and charges in connection with the planned divestiture of certain printing and publishing businesses.
        Excluding nonrecurring items, net income for the first nine months was up 9 percent.
        "In recent months we've aggressively pursued our long-term strategies to profitably grow DuPont and create value for our shareholders," said DuPont President and CEO John A. Krol. "In the third quarter, our underlying business continued to perform at record levels, driven by strong volume growth from our Chemicals and Specialties businesses and record earnings from Petroleum. At the same time, we announced several major acquisitions in key areas of our business portfolio which will position us for sustained profitable growth."



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        The company has also recently announced an agreement to
divest its hydrogen peroxide business and a letter of intent to form two new ventures with American Electric Power to provide energy management and capital to large industrial and commercial customers.
        Sales for the third quarter totaled $11.1 billion. C&S sales were $5.8 billion, up 5 percent on an ongoing business basis, reflecting 8 percent higher volumes partly offset by 3 percent lower average selling prices. Lower selling prices result from an 8 percent decline in prices outside the United States, entirely due to the stronger dollar. Sales volumes were up 4 percent in the United States, 10 percent in Europe, 15 percent in Asia Pacific, and 18 percent in the rest of the world.
        Petroleum segment sales for the quarter were $5.3 billion, up 8 percent from last year. Worldwide refined product sales were up 11 percent and gas deliveries outside the United States were up 20 percent. Crude oil prices averaged $17.96 per barrel for the period, 10 percent lower than last year. Worldwide gas prices were essentially flat at $2.27 per thousand cubic feet. Crude oil production was down 6 percent.
        Third quarter nonrecurring items include an after-tax one-time charge of $850 million, or $.75 per share, to write-off acquired in-process research and development associated with the




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



Pioneer transaction, $220 million, or $.19 per share, in connec-tion with the planned divestiture of global graphic arts films and offset printing plates businesses, and a gain of $72 million, or $.06 per share, from the sale by DuPont Merck Pharmaceutical Company of its generic and multisource product lines.
        The following commentary compares third quarter 1997 results with third quarter 1996, for each industry segment, excluding the earnings impact of nonrecurring items from both years.
        Chemicals segment earnings were $154 million, up
12 percent from $138 million last year principally reflecting higher earnings from white pigments and specialty chemicals. Segment sales increased 4 percent as 6 percent higher sales volume was partly offset by 2 percent lower selling prices.
        Fibers segment earnings of $238 million were up
16 percent from $206 million last year, principally reflecting increased earnings for "Dacron" polyester, "Lycra" brand spandex, and aramids, partly offset by lower nylon earnings. Nylon earnings were adversely affected by the stronger dollar and higher ingredients costs due to supply disruptions. Segment sales were 9 percent higher, reflecting 12 percent higher volume partly offset by 3 percent lower selling prices.





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



        Polymers segment earnings were $228 million, up
7 percent from $213 million in 1996. Results principally reflect higher earnings from the DuPont Dow Elastomers venture, automotive products, and packaging and industrial polymers. Segment sales were up 7 percent, reflecting 9 percent higher volume partly offset by 2 percent lower prices.
        Petroleum segment earnings of $282 million, a third quarter record, were up 10 percent from $256 million in 1996. This is the ninth consecutive quarterly year-over-year earnings improvement. Strong U.S. Downstream margins, higher gas volumes outside the United States and lower taxes contributed to the earnings improvement, partly offset by lower crude oil prices and production, and higher exploration and refinery turnaround expenses. The quarter also included an after-tax gain from the sale of certain Norwegian producing properties that was offset by litigation settlement expenses. Upstream earnings totaled $175 million, up 7 percent, and Downstream earnings were $107 million, up 15 percent.
        Life Sciences segment earnings were $122 million versus the $178 million earned in 1996. Excluding the higher alloca-tion of operating income to DuPont in 1996 from the DuPont Merck joint venture, Life Sciences segment earnings were down
7 percent, with higher pharmaceutical earnings offset by lower results in Agricultural Products. Agricultural Products sales




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were down 9 percent, compared to a seasonally stronger third quarter last year, reflecting 6 percent lower volume and 3 percent lower prices.
        Diversified Businesses segment earnings totaled
$52 million, up $12 million or 30 percent from $40 million in 1996. Both the current quarter and the third quarter 1996 reflect significant operating losses from the printing and publishing businesses to be divested. Higher earnings versus last year reflect better results from films and photopolymers and electronic materials. After adjusting for divestiture of medical products businesses, the segment had a 9 percent increase in volume offset by 8 percent lower selling prices.
The decline in selling prices is attributable to lower prices for polyester films and the effect of a stronger dollar.
        Net income, including nonrecurring items, was $2.1 billion, or $1.89 per share, for the first nine months of 1997, compared to $2.8 billion, or $2.47 per share, in the same period last year. Excluding nonrecurring items from both years, net income was $3.1 billion versus $2.9 billion last year, up
9 percent. Year-to-date sales were $33.7 billion compared to $32.4 billion for 1996.


10/22/97




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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                                 Three Months Ended       Nine Months Ended
CONSOLIDATED INCOME STATEMENT                                       September 30            September 30
----------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                           1997        1996        1997        1996
---------------------------------------------------------------------------------------------------------------
SALES ......................................................     $11,136     $10,486     $33,749     $32,403
Other Income ...............................................         410<Fa>     319       1,062<Fa>   1,072
                                                                 -------     -------     -------     -------
    Total ..................................................      11,546      10,805      34,811      33,475
                                                                 -------     -------     -------     -------
Cost of Goods Sold and Other Expenses ......................       8,455       7,767      25,058      24,034
Selling, General and Administrative Expenses ...............         644         648       1,995       2,106
Depreciation, Depletion and Amortization ...................         597         628       1,785       1,886
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ....................         129          88         321         235
Interest and Debt Expense ..................................         155         171         459         547
Purchased In-Process Research and Development<Fb> ..........         850         -           850         -
Write-down of Assets and Related Costs<Fc> .................         340         -           340         -
                                                                 -------     -------     -------     -------
    Total ..................................................      11,170       9,302      30,808      28,808
                                                                 -------     -------     -------     -------
EARNINGS BEFORE INCOME TAXES ...............................         376       1,503       4,003       4,667
Provision for Income Taxes .................................         393<Fb>     605       1,860<Fb>   1,889
                                                                 -------     -------     -------     -------
NET INCOME (LOSS) ..........................................     $   (17)    $   898     $ 2,143     $ 2,778
                                                                 =======     =======     =======     =======


EARNINGS (LOSS) PER SHARE OF COMMON STOCK<Fd> ..............     $  (.02)    $   .80     $  1.89     $  2.47<Fe>
                                                                 =======     =======     =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK ........................     $  .315     $  .285     $  .915     $   .83
                                                                 =======     =======     =======     =======

<Fa> Includes a benefit of $115 from the Company's equity interest in the gain on the sale by The DuPont Merck Pharmaceutical Co. of its generic and multisource product lines.
<Fb> On September 18, 1997 the Company acquired a 20% interest in Pioneer
     Hi-Bred International, Inc. for about $1,700. The charge of $850 represents the estimated portion of the purchase price attributable to the acquisition of research and development in progress at the time of acquisition for which technological feasibility has not yet been established and no alternative future use is anticipated. Purchase price allocations are based on preliminary assumptions that are subject to revision following completion of an independent valuation by an outside appraisal firm. This charge was not tax effected because the transaction was a stock acquisition rather than an asset purchase.
<Fc> Represents charges associated with the pending sale of the Company's global graphic arts films and offset printing plates businesses.



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[FN]
<Fd> Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                         Three Months Ended      Nine Months Ended
                            September 30           September 30
                         ------------------      -----------------

               1997        1,131,012,611           1,130,030,845
               1996        1,122,734,872           1,119,760,912

<Fe> Earnings per share of $2.47 does not equal the sum of quarterly earnings per share due to changes in average share calculations.
















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


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                        Three Months Ended             Nine Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                  September 30                  September 30
-------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                   1997           1996          1997         1996
------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ......................................     $ 1,064          $ 1,025     $ 3,183      $ 3,100
Fibers .........................................       1,885            1,735       5,748        5,301
Polymers .......................................       1,688            1,573       5,106        5,071
Petroleum ......................................       5,342            4,929      15,563       14,549
Life Sciences ..................................         474              522       2,057        2,000
Diversified Businesses .........................         683              702       2,092        2,382
                                                     -------          -------     -------      -------
    Total ......................................     $11,136          $10,486     $33,749      $32,403
                                                     =======          =======     =======      =======
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Chemicals ......................................     $   154          $   138     $   434      $   425<Fa>
Fibers .........................................         238              206         716          561<Fa>
Polymers .......................................         228              213         695          710<Fb>
Petroleum ......................................         282              256         859          647<Fc>
Life Sciences ..................................        (656)<Fd>         131<Fe>    (271)<Fd>     540<Fe>
Diversified Businesses .........................        (168)<Ff>          40         (28)<Ff>     199<Fg>
                                                     -------          -------     -------      -------
    Total ......................................          78              984       2,405        3,082

Interest and Other Corporate
  Expenses Net of Tax ..........................         (95)             (86)       (262)        (304)
                                                     -------          -------     -------      -------
NET INCOME (LOSS) ..............................     $   (17)         $   898     $ 2,143      $ 2,778
-----------------                                    =======          =======     =======      =======

<Fa> The Chemicals and Fibers segments include a charge of $21 and $32, respec-
     tively, principally for employee separation costs in the United States.
<Fb> Includes a gain of $55 associated with the formation of the DuPont Dow
     Elastomers joint venture.
<Fc> Includes charges of $63 for write-down of investment in a European natural gas marketing joint venture, and $22, principally for employee separation costs in the United States, partly offset by a net benefit of $44 related to environmental insurance recoveries.
<Fd> Includes a benefit of $72 from the Company's equity interest in the sale by DuPont Merck of its generic and multisource product lines and an esti-mated charge of $850, associated with the agricultural products business, related to the acquisition of research and development in progress at the time of acquisition for which technological feasibility has not yet been established and no alternative future use is anticipated.
<Fe> Includes a charge of $47 in third quarter and $110 for nine months associated with "Benlate" 50 DF fungicide recall.
<Ff> Includes a charge of $220 for the write-down of assets held for sale and other related costs associated with the pending sale of the Company's global graphic arts films and offset printing plates businesses.
<Fg> Includes gains of $41 from the sale of certain medical products busi-
     nesses and $33 related to sale of stock received in connection with the previously sold connector systems business, and a charge of $26, principally employee separation costs outside the United States, associated with the printing and publishing business.


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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                                   After-Tax Operating Income
                                                     -------------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION               Three Months Ended             Nine Months Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                     September 30                  September 30
-------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                   1997           1996          1997         1996
------------------------------------------------------------------------------------------------------------
Chemicals ......................................     $   154          $   138     $   434      $   446
Fibers .........................................         238              206         716          593
Polymers .......................................         228              213         695          655
Petroleum ......................................         282              256         859          688
Life Sciences ..................................         122              178         507          650
Diversified Businesses .........................          52               40         192          151
                                                     -------          -------     -------      -------
    Total ......................................       1,076            1,031       3,403        3,183

Interest and Other Corporate Expenses
  Net of Tax ...................................         (95)             (86)       (262)        (304)
                                                     -------          -------     -------      -------
    Total ......................................     $   981          $   945     $ 3,141      $ 2,879
                                                     =======          =======     =======      =======









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